EXHIBIT 10.39

$50,000.00	December 12, 2002

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Aviva Petroleum Inc., a Texas corporation, (herein called “Borrower”), hereby promises to pay to the order of Ronald Suttill, a resident of Dallas, Texas, (herein called “Lender”), the principal sum of fifty thousand dollars ($50,000), together with interest as provided below. All payments on this Note shall be due and payable in lawful currency of the United States of America at the offices of Lender in Dallas County, Texas, or at such other place within Dallas County as from time to time may be designated by the holder of this Note.

The unpaid principal balance outstanding hereunder shall bear interest at a rate per annum which shall be the lesser of (a) 10% or (b) the maximum rate of interest from time to time permitted under state or federal laws applicable to the indebtedness evidenced hereby. The lesser of (a) and (b) above shall be referenced to herein as the “Maximum Lawful Rate.”

Accrued and unpaid interest shall be due and payable on March 31, 2003. The unpaid principal and remaining accrued and unpaid interest shall be due and payable on May 31, 2003. Privilege is reserved to the Borrower to repay this Note in whole or in part, at any time, without premium or penalty. Any prepayment shall be applied to the payment of principal.

If this Note is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or other judicial proceedings, the Borrower further agrees to pay all expenses of collection, including reasonable attorney’s fees.

Borrower and all sureties, endorsers and guarantors of this Note (i) waive grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate and all other notice, bringing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, and (iii) consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with this Note which would under applicable law be deemed “interest,” ever exceed the maximum amount of interest which under applicable law could be lawfully charged on this Note. Lender and Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the maximum rate permitted by applicable law. If at any time the rate of interest charged under this Note exceeds the maximum rate permitted by applicable law, the rate of interest to accrue on this Note shall be limited to the maximum rate permitted by applicable law. None of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted by applicable law, and neither Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the maximum rate permitted by applicable law, and the provisions of this paragraph shall control over all provisions of this Note. If any amount of interest taken or received by Lender shall be in excess of the maximum amount of interest which, under applicable law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under applicable law be deemed “interest” shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note.

Aviva Petroleum Inc.

By:	/s/ James L. Busby
James L. Busby Chief Financial Officer